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                                EXHIBIT 4.2



                            AMENDED AND RESTATED

                                  BY-LAWS

                                     OF

                       STANDARD BRANDS PAINT COMPANY


                                 ARTICLE I
                                  OFFICES

Section 1.  Registered Office.
            The registered office of Standard Brands Paint Company (hereinafter called the "Corporation") in the State of Delaware shall be at 1209 Orange Street, Wilmington, Delaware 19801, and the name of the registered agent at that address shall be The Corporation Trust Company.

Section 2.  Principal Offices.
            The board of directors of the Corporation (the "Board of Directors") shall fix the location of the principal executive office of the Corporation at any place within or without the State of Delaware as the Board of Directors determines from time to time or as the business of the Corporation may require.

Section 3.  Other Offices.
            The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.


                                 ARTICLE II
                          MEETINGS OF STOCKHOLDERS

Section 1.  Place of Meetings.
            Meetings of the stockholders of the Corporation
("Stockholders") shall be held at any place within or without the State of Delaware designated by the Board of Directors. In the absence of any such designation, the Stockholders' meetings shall be held at the principal executive office of the Corporation.

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Section 2.  Annual Meetings.
            The annual meetings of the Stockholders of the Corporation may be called at any time by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President or the Board of Directors, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting.

Section 3.  Special Meetings.
            Special meetings of the Stockholders may be called by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office.

Section 4.  Notice of Stockholders' Meetings.
            Except as otherwise required or permitted by law, whenever the Stockholders are required or permitted to take any action at a meeting, written notice thereof shall be given, stating the place, date and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The notice shall also designate the place where the Stockholders list is available for examination, unless the list is kept at the place where the meeting is to be held. A copy of the notice of any meeting shall be delivered personally or shall be mailed, not less than ten (10) and no more than sixty (60) days before the date of the meeting, to each Stockholder of record entitled to vote at such meeting.
If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, and shall be directed to each Stockholder at its address as it appears on the record of Stockholders, unless it shall have filed with the Secretary of the Corporation a written request that notices be mailed to some other address, in which case it shall be directed to the Stockholder at such other address. Notice of any meeting of Stockholders shall not be required to be given to any Stockholder who shall attend the meeting, except if such Stockholder shall attend for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened, such Stockholder shall submit, either before or after the meeting, a signed waiver of notice. Unless the Board of Directors, after the adjournment, shall fix a new record date for an adjourned meeting or unless the adjournment is for more than thirty (30) days, notice of an adjourned meeting need not be given if the place, date and time to which the meeting shall be adjourned is announced at the meeting at which the adjournment is taken.

Section 5.  Quorum.
            Except as otherwise provided by law or by the certificate of incorporation of the Corporation (the "Certificate of Incorporation"), the presence in person or by

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proxy of the holders of a majority of the shares entitled to vote at the meeting of Stockholders shall constitute a quorum for the transaction of business. The Stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 6.  Voting.
            A Stockholder may vote in person or by proxy. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, any corporate action to be taken by a vote of Stockholders shall be authorized by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote thereon.

            Directors shall be elected as provided in Section 3 of Article III of these Bylaws. Written ballots shall not be required for voting on any matter, unless otherwise provided by the Certificate of Incorporation.

Section 7.  Proxies.
            Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such Stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A Stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of Stockholders need not be by written ballot and need not be con-ducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or represented by proxy at such meeting shall so determine.

Section 8.  Inspectors of Election.
            Before any meeting of Stockholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its

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adjournment.  If no inspectors of election are appointed, the chairman of the meeting may, and on the request of the holders of ten percent (10%) of the stock entitled to vote at such election shall, appoint inspectors of election at the meeting. No candidate for the office of Director shall be appointed inspector. The number of inspectors shall either be one (1) or three (3). If inspectors are appointed at a meeting on the request of ten percent (10%) of the Stockholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one
(1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors before the meeting, or by the chairman at the meeting.

            The duties of these inspectors shall be as follows:

            (i) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

            (ii)  Receive votes, ballots or consents;

           (iii) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

            (iv)  Count and tabulate all votes or consents;

             (v)  Determine the election result; and

            (vi) Do any other acts that may be proper to conduct the election or vote with fairness to all Stockholders.

Section 9.  Action Without Meeting.
            Unless otherwise provided in the Certificate of Incorporation of the Corporation, any action which may be taken at any annual or special meeting of Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed, in person or by proxy, by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted in person or by proxy. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing, but who were entitled to vote on the matter.

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                                ARTICLE III
                             BOARD OF DIRECTORS

Section 1.  Powers.
            Subject to the provisions of the Delaware General Corporation Law and any limitations in the Certificate of Incorporation and these Bylaws relating to action required to be approved by the Stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

            Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board of Directors shall have the power and authority to:

            (i) Select and remove all officers, agents and employees of the Corporation and prescribe such powers and duties for them as may not be inconsistent with law, with the Certificate of Incorporation or these Bylaws.

            (ii) Change the principal executive office or the principal business office in or outside of the State of Delaware from one location to another; cause the Corporation to be qualified to do business in any other state, territory, dependency or foreign country and conduct business within or without the State; designate any place within or without the State for the holding of any Stockholders' meeting or meetings, including annual meetings; adopt, make and use a corporate seal, and prescribe the forms of certificates of stock, and alter the form of such seal and of such certificates from time to time as in their judgment they may deem best, provided that such forms shall at all times comply with the applicable provisions of law.

            (iii) Authorize the issuance of shares of stock of the Corporation from time to time, upon such terms as may be lawful.

            (iv) Borrow money and incur indebtedness for the purpose of the Corporation, and cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations and other evidences of debt and securities therefor.

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Section 2.  Number of Board of Directors.
            The Board of Directors shall consist of not less than eight (8) nor more than twelve (12) members. Until such time as the Board of Directors determines otherwise, the number of directors shall be eight (8). The number of Directors of the Board of Directors may be reduced or increased from time to time by action of a majority of the Board of Directors, but no such decrease may shorten the term of an incumbent Director. When used in these Bylaws, the phrase "entire Board of Directors" means the total number of directors which the Corporation would have in office if there were no vacancies.

Section 3.  Election and Term of Office of Directors.
            The Directors shall be elected by the Stockholders of the Corporation, and at each election the persons receiving the greatest number of votes, up to the number of Directors then to be elected, shall be the persons then elected. The election of Directors is subject to any provision contained in the Certificate of Incorporation relating thereto. Nominations of persons to serve as Directors must be submitted to the Secretary of the Corporation not less than forty-five (45) days prior to the meeting of the Stockholders at which Directors shall be elected. At each annual meeting of the Stockholders of the Corporation, the successors of the Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the next annual meeting of Stockholders. Subject to his earlier death, resignation or removal, each Director shall hold office until his successor shall have been duly elected and shall have qualified.

Section 4.  Removal.
            Subject to the limitations set forth in Section 141(k) of the General Corporation Law of Delaware, the Board of Directors, or any individual Director, may be removed from office, with or without cause, and a new Director or Directors elected by a vote of Stockholders holding a majority of the outstanding shares entitled to vote at an election of Directors.

Section 5.  Resignations.
            Any Director may resign effective upon giving written notice to the Chairman of the Board of Directors, the President, the Secretary or the Board of Directors, unless the notice specifies a later time for the effectiveness of such resignation, in which case such resignation shall be effective at the time specified. Unless such resignation specifies otherwise, its acceptance by the Corporation shall not be necessary to make it effective.

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Section 6.  Vacancies.
            Any vacancy in the Board of Directors arising from an increase in the number of Directors or otherwise may be filled by a vote of the majority of the Directors then in office, though less than a quorum, or by a sole remaining Director. Subject to the earlier death, resignation or removal of a Director, each Director so elected shall hold office until the next election of the class for which such Director shall have been chosen, and until his successor shall be elected and qualified.

            A vacancy in the Board of Directors exists as to any authorized position of Director which is not then filled by a duly elected Director, whether caused by death, resignation, removal or increase in the authorized number of Directors or otherwise.

Section 7.  Place of Meetings.
            Meetings of the Board of Directors of the Corporation shall be held at any place within or without the State of Delaware designated by the Board of Directors.

Section 8.  Annual Meeting.
            The annual meeting of the Board of Directors shall be held as soon as practicable after the annual meeting of Stockholders on such date and at such time and place as the Board of Directors determines.

Section 9.  Regular Meetings.
            Regular meetings of the Board of Directors shall be held on such dates and at such places and times as the Board of Directors determines. In the absence of such determination, regular meetings shall be held at the principal executive office of the Corporation. Notice of such regular meetings need not be given, except as otherwise required by law. If any day fixed for a meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday.

Section 10.  Special Meetings.
            Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board or the President or a majority of the Directors, to be held at the principal offices of the Corporation or at such other place or places, within or without the State of Delaware, as the person or persons calling the meeting may designate.

            Notice of the time and place of special meetings shall be delivered personally or by telephone to each Director

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or sent by first-class mail or telegram, charges prepaid, addressed to each
Director at his address as it is shown upon the records of the Corporation. In case such notice is mailed, it shall deposited in the United States mail at least two (2) days prior to the time of the holding of the meeting. In case such notice is delivered personally, or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph office at least forty-eight (48) hours prior to the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated to either the Director or to a person at the office of the Director whom the person giving the notice has reason to believe will promptly communicate it to the Director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the Corporation.

Section 11.  Quorum.
            Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, six (6) of the elected Directors shall constitute a quorum for the transaction of business, and the vote of a majority of the Directors pres-ent at a meeting at which a quorum is present shall be the act of the Board of Directors, except as specifically provided by the law of the State of Delaware, the Certificate of Incorporation, these Bylaws or any contract or agreement to which the Corporation is a party. Notice of any adjourned meeting need not be given.

Section 12.  Conduct of Meetings.
            Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the Vice Chairman of the Board, if any, or in the absence of the Vice Chairman of the Board by the President, or in their absence by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 13.  Waiver of Notice.
            The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify the purpose of the meeting.

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All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director.

Section 14.  Adjournment.
            A majority of the Directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 15. Notice of Adjournment.
            Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of such time and place shall be given prior to the time of the adjourned meeting, in the manner specified in
Section 10 of this Article III, to the Directors who were not present at the time of the adjournment.

Section 16.  Action Without Meeting.
            Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 17.  Fees and Compensation of Directors.
            Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for such services.

Section 18.  Committees of Directors.
            The Board of Directors may, by these Bylaws or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each consisting of one or more Directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint

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another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in these Bylaws or the resolutions of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require such seal; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the Stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the Stockholders a dissolution of the Corporation or revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless a resolution of the Board of Directors, these Bylaws or the Certificate of Incorporate expressly so provide, no such committee shall have the power or authority to declare a dividend, to adopt a certificate of ownership and merger pursuant to
Section 253 of the Delaware General Corporation Law, or to authorize the issuance of stock. Any such committee shall keep written minutes of its meetings and report the same to the Board of Directors at the next regular meeting of the Board of Directors.

Section 19.  Meetings and Action of Committees.
            Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of this Article III with such changes in the context of these Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meetings of committees may be determined by resolution of the Board of Directors as well as the committee, special meetings of committees may also be called by resolutions of the Board of Directors and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the governance of any committee not inconsistent with the provisions of these Bylaws.

Section 20.  Executive Committee.
            The Board of Directors may, in each year, by the affirmative vote of a majority of the entire Board of Directors, elect from the Directors an executive committee (the "Executive Committee") to consist of such number of Directors (not less than three) as the Board of Directors may from time to time determine. The chairman of the Executive Committee shall be elected by the Board of Directors. The Board of Directors by such affirmative vote shall have power

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at any time to change the members of the Executive Committee and may fill vacancies in the Executive Committee by election from the Directors. When the Board of Directors is not in session, the Executive Committee shall have and may exercise, subject to the powers, duties and responsibilities vested by these Bylaws in the Finance Committee of the Board of Directors of this Corporation, any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation (including the power to authorize the seal of the Corporation to be affixed to all papers which may require it), except as provided by law or any contract or agreement to which the Corporation is a party and except the power to increase or decrease the size of, or fill vacancies on, the Board of Directors, to remove or appoint executive officers or to dissolve or change the permanent membership of the Executive Committee, and the power to make or amend these Bylaws. The Executive Committee may fix its own rules of procedure, and may meet when and as provided by such rules or resolutions of the Board of Directors, but in every case, the presence of a majority shall be necessary to constitute a quorum. In the absence of any member of the Executive Committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

Section 21.  Finance Committee.
            The Board of Directors may, in each year, by the affirmative vote of a majority of the entire Board of Directors, elect from the Directors a finance committee (the "Finance Committee") to consist of such number of Directors (not less than three) as the Board of Directors may from time to time determine. The chairman of the Finance Committee shall be elected by the Board of Directors. The Board of Directors by such affirmative vote shall have the power at any time to change the members of the Finance Committee and may fill vacancies in the Finance Committee by election from the Directors. The powers, functions and duties of the Finance Committee shall include (i) the review, on a continuing basis, of the Corporation's financial policies and the implementation of such policies and the making of appropriate recommendations to the Board of Directors for the modification or continuation thereof, (ii) the review of the Corporation's basic financial plans prior to submission thereof to the Board of Directors, (iii) the review of possible or proposed acquisitions, divestitures and capital expenditures and the authority to approve capital expenditures within the financial limits from time to time established by the Board of Directors, (iv) the review of the Corporation's asset and liability management programs and (v) such other powers, functions and duties as may, from time to time, be delegated to the Finance Committee by the Board of Directors. From time to time, various

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executives and counsel to the Corporation may be selected by the chairman of the Finance Committee in consultation with the Chairman of the Board of Directors and President of the Corporation to serve as consultants to the Finance Committee on a permanent or temporary basis, as appropriate. The Finance Committee may fix its own rules of procedures, and may meet when and as provided by such rules or resolutions of the Board of Directors, but in every case, the presence of a majority shall be necessary to constitute a quorum.

Section 22.  Compensation Committee.
            The Board of Directors may, in each year, by the affirmative vote of a majority of the entire Board of Directors, elect from the Directors a compensation committee (the "Compensation Committee") to consist of such number of Directors (not less than three) as the Board of Directors may from time to time determine. The chairman of the Compensation Committee shall be elected by the Board of Directors. The Board of Directors by such affirmative vote shall have the power at any time to change the members of the Compensation Committee and may fill vacancies in the Compensation Committee by election from the Directors.
The powers, functions and duties of the Compensation Committee shall include (i) the review of and the making of recommendations to the Board regarding compensation, both direct and indirect, of the chief executive officers and other members of executive management of the Corporation, (ii) the review and submission of recommendations regarding new executive compensation plans to the full Board of Directors, (iii) the establishment and periodic review of the Corporation's policies relating to executive perquisites, (iv) the administration of executive incentive compensation plans and (v) such other powers, functions and duties as may, from time to time, be delegated to the Compensation Committee by the Board of Directors. From time to time, various executives and counsel to the Corporation may be selected by the chairman of the Compensation Committee in consultation with the Chairman of the Board of Directors and President of the Corporation to serve as consultants to the Compensation Committee on a permanent or temporary basis, as appropriate. The Compensation Committee may fix its own rules or procedures, and may meet when and as provided by such rules or resolutions of the Board of Directors, but in every case, the presence of a majority shall be necessary to constitute a quorum.

Section 23.  Audit Committee.
            The Board of Directors may, in each year, by the affirmative vote of a majority of the entire Board of Directors, elect from the Directors an audit committee (the "Audit Committee") to consist of such number of Directors (not less than three) as the Board of Directors may from time to

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time determine.  The chairman of the Audit Committee shall be elected by the Board of Directors. The Board of Directors by such affirmative vote shall have the power at any time to change the members of the Audit Committee and may fill vacancies in the Audit Committee by election from the Directors. The powers, functions and duties of the Audit Committee shall include (i) recommendations regarding the appointment of independent auditors of the Corporation, (ii) consultation with such independent auditors regarding the plan of any audits, (iii) review of the audit report and management letter, (iv) consultations with the independent auditors regarding the adequacy of the Corporation's system of internal controls,
(v) meeting with the internal auditors to review the results of the Corporation's internal audits and (vi) such other powers, functions and duties as may, from time to time, be delegated to the Audit Committee by the Board of Directors. From time to time, various executives and counsel to the Corporation may be selected by the chairman of the Audit Committee in consultation with the Chairman of the Board of Directors and President of the Corporation to serve as consultants to the Audit Committee on a permanent or temporary basis, as appropriate. The Audit Committee may fix its own rules of procedures, and may meet when and as provided by such rules or by resolution of the Board of Directors, but in every case, presence of a majority shall be necessary to constitute a quorum.

Section 24.  Meetings Held Other Than in Person.
            Members of the Board of Directors or any committee may participate in a meeting of the Board of Directors or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

Section 25.  Remuneration.
            The Directors shall be paid such remuneration, if any, as the Board of Directors may from time to time determine. Any remuneration so payable to a Director who is also an officer or employee of the Corporation or who is counsel or solicitor to the Corporation or otherwise serves it in a professional capacity shall, unless the Board of Directors shall otherwise determine, be in addition to his salary as such officer or employee or to his professional fees as the case may be. In addition, the Board of Directors may by resolution from time to time award special remuneration out of the funds of the Corporation to any Director who performs any special work or service for or undertakes any special mission on behalf of the Corporation outside of the work or services ordinarily required of a Director of a Corporation.

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The Directors shall also be paid such sums in respect of their out-of-
pocket expenses incurred in attending meetings of the Board of Directors or otherwise in respect of the performance by them of their duties as the Board of Directors may from time to time determine. Confirmation by the Stockholders of any such remuneration or payment shall not be required.

Section 26.  Mandatory Retirement.
            All Directors upon reaching the age of seventy-two (72) years shall thereupon be ineligible to stand for reelection to the Board of Directors, and such directorship shall automatically terminate effective upon the first to occur of (i) the resignation of such Director pursuant to call therefor by the Chairman of the Board of Directors; (ii) the nomination and election to the Board of Directors of a successor replacement for such Director; or (iii) the attainment of such Director's 73rd birthday. The provisions of this Section shall apply only to members of the Board of Directors of this Corporation who are first elected on July 1, 1987 or thereafter and shall not apply to persons who are members of the Board of Directors as of June 30, 1987.


                                 ARTICLE IV
                                  OFFICERS

Section 1.  Executive Officers.
            The executive officers of the Corporation shall be the Chairman of the Board of Directors, the President, one or more Vice-Presidents (the number of to be determined by the Board of Directors), the Secretary and the Treasurer and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV.

Section 2.  Election of Officers.
            The officers of this Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article IV, shall be chosen by the Board of Directors, and each shall serve for one year, subject to the rights, if any, of an officer under any contract of employment.

            Any two offices, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or these Bylaws to be executed, acknowledged or verified by two or more officers.

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

Section 3.  Subordinate Officers.
            The Board of Directors or the Executive Committee may appoint and may empower the Chairman of the Board and the President to appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

Section 4.  Removal and Resignation of Officers.
            Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting thereof, or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

            Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect on the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any such resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Section 5.  Vacancies in Offices.
            A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

Section 6.  Chairman.
            The Chairman of the Board of Directors shall be the chief executive officer of the Corporation (provided that the Chairman may appoint any other officer of the Corporation to serve as chief executive officer for any reasonable period of time); shall, if present, preside at all meetings of the Stockholders and the Board of Directors; shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation; and shall exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or prescribed by these Bylaws.

Section 7.  President.
            Subject to such supervisory powers, if any, as may be given by these Bylaws or the Board of Directors to the Chairman of the Board of Directors, if there be such an officer, the President shall be the chief operating officer of

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

the Corporation. He shall, subject to the control of the Board of Directors and Chairman of the Board of Directors, have general supervision, direction and control of the operations of the Corporation, and he shall have the general powers usually vested in the chief operating officer of a corporation. In the absence or disability of the Chairman of the Board of Directors, the President shall perform all of the duties of the Chairman of the Board of Directors, and when so acting shall have all the powers of, and be subject to all of the restrictions upon, the Chairman of the Board of Directors. The President shall have such other duties or powers as may be prescribed by the Board of Directors or these Bylaws.

Section 8.  Vice Presidents.
            In the absence or disability of the President, the Vice-Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice-President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice-Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these Bylaws.

Section 9.  Secretary.
            The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors may order, a book of minutes of all meetings of Directors, committees of Directors and Stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors' and committee meetings, the number of shares present and represented at Stockholders' meetings and the proceeding thereof.

            The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all Stockholders and their addresses, the number and class of shares held by each Stockholder, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

            The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and of the Board of Directors required to be given by these ByLaws, and he shall keep the seal of the Corporation in safe custody, as may be prescribed by the Board of Directors or these Bylaws.

Section 10.  Treasurer.
            The Treasurer shall have the powers and duties customary to the office and as the Board of Directors may from time to time provide.


                                 ARTICLE V
                  INDEMNIFICATION OF DIRECTORS, OFFICERS,
                         EMPLOYEES AND OTHER AGENTS

Section 1.  Agents, Proceedings and Expenses.
            For the purposes of this Article, "agent" means any person who is or was a director, officer, employee, or other agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation, which was a predecessor corporation of this Corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under this Article.

Section 2.  Actions Other Than by the Corporation.
            This Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was an agent of this Corporation against expenses (including attorneys' fees); judgments, fines and amounts paid in settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of this Corporation, or that the person had reasonable cause to believe that the person's conduct was unlawful.

Section 3.  Actions by the Corporation.
            This Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of this Corporation against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of that action or suit if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of this Corporation, except that no indemnification shall be made in respect of any proceeding as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 4.  Indemnification Against Expenses of Successful
            Party.
            Notwithstanding the other provisions of this Article, to the extent that an agent of this Corporation has been successful on the merits or otherwise in the defense of any suit or proceeding referred to in
Section 2 or 3 of this Article, or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Section 5.  Determination of Right of Indemnification.
            Any indemnification under Sections 2 or 3 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct as set forth in Sections 2 or 3 of this Article. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who are not parties to such proceeding, (ii) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion or (iii) by the Stockholders.

Section 6.  Advances of Expenses.
            Expenses incurred by an officer or Director in defending a proceeding may be paid by the Corporation in advance of the final disposition of such proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.


Section 7.  Other Rights and Remedies.
            The indemnification provided by this Article shall not be deemed exclusive of any other rights to which one seeking indemnification may be entitled under any Bylaw, agreement, vote of Stockholders or disinterested directors, or otherwise.

Section 8.  Insurance.
            The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of, or to represent the interests of, the Corporation as a subsidiary officer of any affiliated entity, against any liability asserted against such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or applicable law.


                                 ARTICLE VI
                            RECORDS AND REPORTS

Section 1.  Maintenance and Inspection of Share Register.
            The Secretary of the Corporation shall prepare and make, or cause to be made, at least ten (10) days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The willful neglect or refusal of the Directors to produce such a list at any meeting for the election of Directors, shall make such Directors ineligible for election to any office at such meeting.

            The stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the stock ledger, the list of Stockholders required under this Section 1 or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

            Any Stockholder, in person or by attorney or other agent, shall, upon five (5) days written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its Stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interests as a Stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the Stockholder. The demand under oath shall be directed to the Corporation at its registered office in this State or at its principal place of business.

            If the Corporation or an officer or agent thereof refuses to permit an inspection sought by a Stockholder or attorney or other agent acting for the Stockholder pursuant to this Section 1 or does not reply to the demand within five (5) business days after the demand has been made, the Stockholder may apply to the Court of Chancery for an order to compel such inspection.

            Any Director shall have the right to examine the Corporation's stock ledger, a list of its Stockholders and its other books and records for a purpose reasonably related to his position as a Director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a Director is entitled to the inspection sought.

Section 2.  Maintenance and Inspection of Bylaws.
            The Corporation shall keep at its principal executive office, or if its principal executive office is not in this State at its principal business office in this State, the original or a copy of the Bylaws as amended to date, which shall be open to inspection by the Stockholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside this State and the Corporation has no principal business office in this State, the Secretary shall, upon the written request of any

Stockholder, furnish to such Stockholder a copy of the Bylaws as amended to date.

Section 3.  Maintenance and Inspection of Other Corporate
            Records.
            The minutes of proceedings of the Stockholders and the Board of Directors and any committee or committees of the Board of Directors shall be kept at such place or places designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the Corporation. The minutes shall be kept in written form. Such minutes shall be open to inspection upon the written demand of any Stockholder or holder of a voting trust certificate at any reasonable time during usual business hours for a purpose reasonably related to such holder's interests as a Stockholder or as the holder of a voting trust certificate. Such inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts.

            Every Director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of this Corporation and any subsidiary of this Corporation. Such inspection by a Director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

            The foregoing rights of inspection shall extend to the records of each subsidiary of the Corporation.

Section 4.  Annual Report to Stockholders.
            The Board of Directors shall cause an annual report to be sent to the Stockholders not later than one hundred twenty (120) days after the close of the fiscal year adopted by the Corporation. Such report shall be sent at least ten (10) days prior to the annual meeting of Stockholders to be held during the next fiscal year and in the manner specified in
Section 4 of Article II of these Bylaws for giving notice to Stockholders of the Corporation. The annual report shall contain a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position of such fiscal year, accompanied by a report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the Corporation that such statements were prepared without audit from the books and records of the Corporation.

                                ARTICLE VII
                           DIVIDENDS AND RESERVES

            Subject always to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any and, if any, what part of any funds legally available for the payment of dividends shall be declared as dividends and paid to the Stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the Stockholders as dividends or otherwise, and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.


                                ARTICLE VIII
                         GENERAL CORPORATE MATTERS

Section 1.  Record Date.
            For purposes of determining the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or entitled to receive payment of any dividends or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of any such meeting, nor more than sixty (60) days prior to any other action. A determination of the Stockholders of record entitled to notice of or to vote at a meeting of the Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjournment meeting.

            If the Board of Directors does not so fix a record date; then

            (1) The record date for determining the Stockholders entitled to notice of or to vote at a meeting of

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

the Stockholders shall be at the close of business on the date next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

            (2) The record date for determining the Stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 2.  Checks, Drafts and Evidences of Indebtedness.
            All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 3.  Corporate Contracts and Instruments: Manner of
            Execution.
            The Board of Directors, except as otherwise provided in the Bylaws, may authorize any officer or officers or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

Section 4.  Stock Certificates.
            Every holder of stock of the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the Presi-dent or any Vice President, and by the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary, of the Corporation certifying the number of shares of stock in the Corporation owned by such holder in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case that any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certifi-cate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

            Any stock certificate shall also contain such legend or other statement as may be required by law or by any agreement between the Corporation and the issuee thereof.

Section 5.  Lost Certificates.
            No new certificate for shares shall be issued in place of any certificate theretofore issued unless the latter is surrendered and cancelled at the same time; provided, however, that a new certificate may be issued without the surrender and cancellation of the old certificate if the certificate theretofore issued is alleged to have been lost, stolen or destroyed. In case of any such allegedly lost, stolen or destroyed certificate, the Corporation may require the owner thereof or the legal representative of such owner to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 6.  Representation of Shares of Other Corporations.
            The Chairman of the Board of Directors, the President, the Secretary or any Vice President or any person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the Corporation. The authority herein granted to said officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised by any such officer in person or by any person authorized to do so by a proxy duly executed by said officer.

Section 7.  Construction and Definitions.
            Unless the context requires otherwise, the general provisions, rules of construction and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the singular number includes the plural, the plural includes the singular and the term "person" includes both a corporation and a natural person.

Section 8.  Seal.
            The Corporation's seal shall be in such form as is required by law and shall be approved by the Board of Directors.

Section 9.  Fiscal Year.
            The fiscal year of the Corporation shall be determined by the Board of Directors.


                                 ARTICLE IX
                                 AMENDMENTS

Section 1.  Amendment by Stockholders.
            Subject to the provisions of the Certificate of Incorporation, these Bylaws may be altered, amended or repealed at any regular meeting of the Stockholders (or at a special meeting duly called for that purpose) by the approval of not less than a majority of all shares of the Corporation entitled to vote in the election of Directors considered for the purposes of this Article IX as voting as one class; provided, however, that in the notice of such special meeting, notice of such purpose shall be given.

Section 2.  Amendment by Directors.
            Subject to the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws, the Board of Directors may by the majority vote of those Directors present at any meeting of the Board of Directors at which a quorum is present amend these Bylaws or enact such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.